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                                                                   EXHIBIT 21.01

                              THE ST. JOE COMPANY
                                SUBSIDIARY LIST
                    OWNER OF 100% DIRECT OWNERSHIP INTEREST

COMPANY NAME
Advantis Construction Company
Advantis Real Estate Services Company
Apalachicola Northern Railroad Company
Arvida Community Sales, Inc.
Arvida Housing L.P., Inc.
Arvida Mid-Atlantic Homes, Inc.
Arvida Realty Company
Arvida West Florida Contracting, Inc.
CCK Real Estate, Inc.
Goodman-Segar-Hogan-Hoffler, L.P.
St. Joe Capital I, Inc.
St. Joe Capital II, Inc.
St. Joe Commercial Development, Inc.
St. Joe Commercial Property Services, Inc.
St. Joe Commercial, Inc.
St. Joe Development, Inc.
St. Joe Employment, Inc.
St. Joe Foundation, Inc.
St. Joe Hospitality, Inc.
St. Joe Land Company
St. Joe Real Estate Services, Inc.
St. Joe Residential Acquisitions, Inc.
St. Joe Terminal Company
St. Joe Timberland Company, L.L.C.
St. Joe Utilities Company
St. Joe Westfields, Inc.
St. Joe/Alhambra Development Company
St. Joe/Alhambra Management Company
St. Joe/Arvida Company, Inc.
St. Joe/Arvida West Florida Resort Holdings, L.L.C.
St. Joe/Central Florida Development, Inc.
St. Joe/Central Florida Management, Inc.
St. Joe/CNL Plaza, Inc.
St. Joe/Legacy, Inc.
Talisman Sugar Corporation
The Port St. Joe Marina
Arvida Capitol Contracting, Inc.
Arvida Central Florida Contracting, Inc.
Arvida Northeast Florida Contracting, Inc.